SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           ARS NETWORKS, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

          NEW HAMPSHIRE                                 14-1805077
          -------------                                 ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                                100 WALNUT STREET
                            CHAMPLAIN, NEW YORK 12919
                    (Address of Principal Executive Offices)

                                   Copies to:

                             Clayton E. Parker, Esq.
                               Troy J. Rillo, Esq.
                           Kirkpatrick & Lockhart LLP
                      201 S. Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                                 (305) 539-3300



If this form relates to the If this form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the Exchange Act and is effective pursuant Exchange Act and is effective pursuant to General Instruction A.(c), please to General Instruction A.(d), [ ]
check the following box.                 please check the following box. [ X ]

Securities  Act  registration  statement file number to which this form relates:
333-49146

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
           TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED
           -------------------               ------------------------------

           None                              None

Securities to be registered pursuant to Section 12(g) of the Act:

           Common Stock, par value $0.0001

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

         This information is incorporated by reference to the Registrant's Registration Statement on Form SB 2 (File No. 333-62092), filed with the Securities and Exchange Commission on June 1, 2001, as amended (the
"REGISTRATION  STATEMENT"),  in the  section  entitled  "Description  of Capital
Stock."

ITEM 2.  EXHIBITS.
         --------

    THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:
    ------------------------------------------------------------------------


EXHIBIT
NO.      DESCRIPTION                            LOCATION
-------- ---------------------------------      --------------------------------
   2.1   Share Purchase Agreement dated as      Incorporated by reference to the
         of July 31, 2000 among the former      Company's Annual Report on Form
         shareholders of T&T Diesel Power,      10-KSB filed with the Securities
         Ltd. and the Company                   and Exchange Commission on
                                                April 30, 2001.

   2.2   Escrow Agreement dated as of July      Incorporated by reference to the
         31, 2000 among the Pallet Valo,        Company's Annual Report on Form
         the former shareholders of T&T         10-KSB filed with the Securities
         Diesel Power, Ltd. and the             and Exchange Commission on
         Company                                April 30, 2001.

   2.3   Promissory Note dated as of July       Incorporated by reference to the
         31, 2000 given by the Company to       Company's Annual Report on Form
         the former shareholders of T&T         10-KSB filed with the Securities
         Diesel Power, Ltd.                     and Exchange Commission on April
                                                30, 2001.

   3.1   Certificate of Incorporation           Incorporated by reference to
                                                Amendment No. 5 to the Company's
                                                Registration Statement on Form
                                                10-SB filed with the Securities
                                                and Exchange Commission on
                                                September 7, 1999.
   3.2
         Articles of Amendment to the           Incorporated by reference to the
         Articles of Incorporation              Company's Annual Report on Form
                                                10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

   3.3   Bylaws                                 Incorporated by reference to
                                                Amendment No. 5 to the Company's
                                                Registration Statement on Form
                                                10-KSB filed with the Securities
                                                and Exchange Commission on
                                                September 7, 1999.

   4.1   Lockup Agreement with Sydney Harland   Incorporated by reference to the
                                                Company's Annual Report on Form
                                                10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

   4.2   Lockup Agreement with Donald Hathaway  Incorporated by reference to the
                                                Company's Annual Report on Form
                                                10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

   4.3   Lockup Agreement with Robert Esecson   Incorporated by reference to
                                                the Company's Annual Report on
                                                Form 10-KSB filed with the
                                                Securities and Exchange
                                                Commission on April 30, 2001.

   4.4   Lockup Agreement with Peter Hoult      Incorporated by reference to the
                                                Company's Annual Report on Form
                                                10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

EXHIBIT
NO.      DESCRIPTION                            LOCATION
-------- ---------------------------------      --------------------------------

   4.5   Lockup Agreement with Mark Miziolek    Incorporated by reference to the
                                                Company's Annual Report on Form
                                                10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

   4.6   Lockup Agreement with Patrick Shea     Incorporated by reference to the
                                                Company's Annual Report on Form
                                                10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

  5.1    Opinion re: Legality                   Incorporated by reference to
                                                Exhibit 5.1 to the Company's
                                                Registration Statement on Form
                                                SB-2 filed with the Securities
                                                and Exchange Commission on
                                                August 22, 2001.

 10.1    Consulting Agreement dated as of       Incorporated by reference to the
         February 9, 2001 between National      Company's Annual Report on Form
         Financial Communications Corp. and     10-KSB filed with the Securities
         the Company                            and Exchange Commission on April
                                                30, 2001.

 10.2    Equity Line of Credit Agreement dated  Incorporated by reference to the
         as of March 22, 2001 between Cornell   Company's Annual Report on Form
         Capital Partners, L.P. and the         10-KSB filed with the Securities
         Company                                and Exchange Commission on April
                                                30, 2001.

 10.3    Escrow Agreement dated as of March     Incorporated by reference to the
         22, 2001 among Butler Gonzalez LLP,    Company's Annual Report on Form
         First Union National Bank and the      10-KSB filed with the Securities
         Company                                and Exchange Commission on April
                                                30, 2001.

 10.4    Registration Rights Agreement dated    Incorporated by reference to the
         as of March 22, 2001 between Cornell   Company's Annual Report on Form
         Capital Partners LP and the Company    10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

 10.5    Consulting Services Agreement dated    Incorporated by reference to the
         as of March 22, 2001 between           Company's Annual Report on Form
         Yorkville Advisors Management, LLC     10-KSB filed with the Securities
         and the Company                        and Exchange Commission on April
                                                30, 2001.

 10.6    Management Agreement for Vice          Incorporated by reference to the
         President Finance and Chief Financial Company's Annual Report on Form Officer dated as of January 1, 2001 10-KSB filed with the Securities
         between Mark P. Miziolek and the       and Exchange Commission on April
         Company                                30, 2001.

 10.7    Management Agreement for President     Incorporated by reference to the
         and Chief Executive Officer dated as   Company's Annual Report on Form
         of January 1, 2001 between Sydney      10-KSB filed with the Securities
         Harland and the Company                and Exchange Commission on April
                                                30, 2001.

 10.8    License Agreement dated as of May 20,  Incorporated by reference to the
         1998 between Sydney Harland and the    Company's Annual Report on Form
         Company                                10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

 10.9 Promissory Note dated as of July 31, Incorporated by reference to the 2001 in the original principal amount Company's Annual Report on Form of $100,000 Canadian Dollars given by 10-KSB filed with the Securities
         the Company to Betty Harland           and Exchange Commission on April
                                                30, 2001.

EXHIBIT
NO.      DESCRIPTION                            LOCATION
-------- ---------------------------------      --------------------------------
 10.10   Independent Consulting Services        Incorporated by reference to
         Agreement dated as of October 18, 2000 Exhibit 10.10 to Amendment No. 1 between ARS and LevCap Communications to the Company's Registration
         Inc.                                   Statement on Form SB-2 filed
                                                with the Securities and Exchange
                                                Commission on August 22, 2001.

 10.11   Non-Negotiable Promissory Note dated   Incorporated by reference to
         as of July 20, 2001 given by the       Exhibit 10.11 to Amendment No. 1
         Company to Cornell Capital Partners,   to the Company's Registration
         L.P.                                   Statement on Form SB-2 filed
                                                with the Securities and Exchange
                                                Commission on August 22, 2001.

 10.12   Warrant Agreement dated as of July 20, Incorporated by reference to
         2001 between the Company and Cornell   Exhibit 10.12 to Amendment No. 1
         Capital Partners, L.P.                 to the Company's Registration
                                                Statement on Form SB-2 filed
                                                with the Securities and Exchange
                                                Commission on August 22, 2001.

 11.1    Statement re: Computation of Per Share Incorporated by reference to the
         Earnings Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 30, 2001.

 21.1    Subsidiaries of the Registrant         Incorporated by reference to the
                                                Company's Annual Report on Form
                                                10-KSB filed with the Securities
                                                and Exchange Commission on April
                                                30, 2001.

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       ARS NETWORKS, INCORPORATED



September 24, 2001                By:  /s/ Mark Miziolke
                                       -----------------------------------------
                                       Mark Miziolek, Chief Financial Officer